UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010
_______________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2010, Bonds.com Group, Inc.’s (“we,” “us,” “our” and the “Company”) wholly-owned subsidiary Bonds.com Holdings, Inc. (“Holdings”) issued a 15% Promissory Note in the principal amount of $400,000 (the “Promissory Note”) to an accredited investor (the “Holder”), in exchange for the Holder’s payment of an aggregate of $400,000.  The Promissory Note is due and payable on October 31, 2010 and contains affirmative and negative covenants.  The Promissory Note obligates Holdings to secure its obligations under the Promissory Note by pledging to the Holder 24.9% of its ownership interest in Bonds.com, Inc., which pledge and security interest would be subordinate in all respects to all secured indebtedness in existence as of the date of the Promissory Note.  The $400,000 payment by the Holder was made in two equal installments on July 26 and 27, 2010.

The Holder of the Promissory Note does not have the right to convert it into equity of Bonds.com, Inc., Holdings or the Company.  However, we anticipate that if we are able to raise additional equity capital, the Holder would apply the principal amount of the Promissory Note to the purchase of equity in connection with such financing.

Holder is a newly formed limited liability company created to raise and invest funds in the Company.  Edwin L. Knetzger, III, Co-Chairman and a member of our Board of Directors, provided Holder with fifty percent of the funds it advanced to Holdings and is a significant equity owner in Holder.

The description of the Promissory Note set forth above is a summary only and is qualified in its entirety by reference to the Promissory Note itself, a copy of which is included as exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, July 23, 2010, John J. Barry, III and John J. Barry, IV resigned from the Company’s Board of Directors through an electronic mail sent to both Edwin L. Knetzger, III, our Co-Chairman, and Michael O. Sanderson, our Co-Chairman and Chief Executive Officer.  The electronic mail, a copy of which is included as Exhibit 17.1 to this Current Report (the “resignation letter”), states that Messrs. Barry and Barry resigned because they “are not comfortable that the current direction and apparent objectives of certain members of the Board appropriately serve the interest of the Company’s stockholders.”

While the Barry’s resignation letter does not provide specific details regarding this statement, based on discussions between members of our Board of Directors and the Barrys, the Company  understands they have indicated their resignation and disagreements relate to (a) the fact that their personal equity interest in the Company and the equity interests of certain other investors would have been significantly diluted under one of the financing scenarios being considered by the Board of Directors, (b) their expressed concern with the Company’s strategic and operational direction and their view that the Company will not be able to continue operating, and (c) their belief that certain members of our Board of Directors were seeking to take advantage of the Company’s lack of liquidity for their own benefit.

As we have previously reported, the Company has significant negative working capital, notes payable in the principal amount of approximately $2,440,636 due on September 24, 2010 for which we do not currently have the funds to satisfy and very limited liquidity.  While we are working to secure an extension of such notes payable and restructure other obligations, there is no assurance that such efforts will be successful.  Even if they are successful, we will need to raise additional funds to support our operations. We believe we currently have sufficient liquidity to support our operations only until approximately the end of August 2010.  If we cannot raise additional funds, we may be forced to cease operations.

Recently, the Company’s Chief Executive Officer was informed that a source of liquidity the Company had previously believed to be available would not be provided in the time or manner or on the terms anticipated by the Company, which significantly exacerbated our liquidity issues.  In response, management and members of our Board of Directors sought immediate investments from existing investors (including members of our Board of Directors) and other sources.  The Company received funding proposals which included, among other things, a valuation of the Company that is significantly lower than valuations at which existing security holders have invested and which would significantly reduce the ownership percentage of the Barrys and all other existing stockholders.  The Barrys objected to the valuation of the Company and the resulting reduction in their ownership percentages and the ownership percentages of certain other existing stockholders.

Simultaneously, management pursued emergency funding from Mr. Knetzger and other investors.  As described in Item 1.01 above, Mr. Knetzger subsequently provided emergency debt financing to the Company, which provided the Company with the liquidity necessary to avoid an immediate cessation of operations.  In connection with considering providing this funding, Mr. Knetzger initially sought releases from the Barrys in their capacity as stockholders due to allegations made by them.  The Barrys declined to provide such releases.

It was in this context that the Barrys resigned from our Board of Directors.

Subsequent to their resignation, the Barrys have informed our Board of Directors that they (a) no longer wish to be investors in the Company, (b) want the Company to purchase their entire position for an aggregate of $5,000,000 and want certain investors in the Company and Mr. Knetzger to guarantee the payment of such amount, (c) if bought out, would provide requested releases, and (d) if not bought out, intend to consider litigation potentially against investors, officers or directors of the Company.

The Barrys have not provided the Company with any specific facts, details or supporting information regarding their allegations and litigation threats, and the Company is not aware of any basis to believe they are valid.  Nevertheless, the Company is in ongoing discussions with the Barrys in an effort to find a compromise that would avert litigation.  We believe that if the Barrys file litigation against the Company or any of its officers or directors, such litigation likely would prevent the Company from raising additional capital and may result in our cessation of operations.  Additionally, the Company continues to pursue possible equity financings to support its operations and provide necessary liquidity.  We anticipate that we will not be able to secure equity financing, if at all, except at valuations that will be significantly dilutive to existing equity holders.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report includes forward-looking statements. All statements other than statements of historical facts contained in this Current Report, including statements regarding the Company’s future financial and liquidity position, potential financing transactions and ability to continue operating, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial developments that we believe may affect our financial condition and financial needs. These forward-

looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, those described in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the U.S. Securities and Exchange Commission and our other filings with the Securities and Exchange Commission.  Additionally, such forward-looking statements are subject to the risk that we may not be a able to cut costs to the extent we anticipate, that we may be subject to litigation from the Barrys or that unanticipated costs or obligations may arise.  You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated July 26, 2010
17.1	Electronic e-mail, dated July 23, 2010, from John J. Barry, III to Edwin L. Knetzger, III and Michael O. Sanderson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2010

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer